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                                                                EXHIBIT 10.01


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (sometimes herein this "Amendment") is made as of the 2nd day of September, 1995, by and between THE BANK OF NASHVILLE, a corporation formed under the laws of the State of Tennessee (the "Employer"), and MACK S. LINEBAUGH, JR. (the "Employee").

                                   WITNESSETH:

          WHEREAS, Employer and Employee are parties to that certain Employment Agreement dated September 2, 1992, which Employment Agreement had an initial term through September 1, 1993; and

          WHEREAS, by letter dated August 2, 1993 from Employer to Employee, the term of such Employment Agreement was renewed and extended for the period from September 2, 1993 through September 1, 1994; and


          WHEREAS, by letter dated August 25, 1994 from Employer to Employee, the term of such Employment Agreement was renewed and extended for the period from September 2, 1994 through September 1, 1995 (such Employment Agreement as extended and renewed pursuant to the August 2, 1993 letter described above and as extended and renewed pursuant to the August 25, 1994 letter described above is hereinafter referred to as the "Employment Agreement"); and

          WHEREAS, Employer and Employee desire to amend the Employment Agreement to renew and extend the Employment Agreement for the period from September 2, 1995 through September 1, 1996 and to provide for two (2) one-year renewal periods thereafter.

          NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

          1. Paragraph 2 of the Employment Agreement is hereby amended by deleting the second sentence therefrom in its entirety and inserting in lieu thereof the follows:

          Employer may renew this contract upon proper notice to Employee for up to five (5) one-year renewal periods provided the compensation will be maintained at least at the initial level and shall be negotiated further as described below.

          2. Employer and Employee hereby acknowledge and agree that the Employment Agreement was properly extended and renewed for the period from September 2, 1993 through September 1, 1994 pursuant to that certain letter dated August 2, 1993 from Employer to Employee and that the Employment Agreement was properly extended and renewed for the period from September 2, 1994 through September 1, 1995 pursuant to that certain letter dated August 25, 1994 from Employer to Employee. Employer and Employee hereby irrevocably waive any requirement that notice of either such extension and renewal be given thirty
(30) days prior to the then expiration of the Employment Agreement.


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          3. Employer and Employee hereby agree that the Employment Agreement shall be and is hereby renewed and extended for the period from September 2, 1995 through September 1, 1996, and Employer and Employee hereby irrevocably waive any requirement as otherwise set forth in the Employment Agreement concerning notice of the extension and renewal for such period.

          4. The provisions of this Amendment shall in no way alter any stock options which Employer may have heretofore granted to Employee, and the execution of this Amendment shall in no way be construed as an agreement by Employer to grant Employee any additional stock options.

          5. Except as hereby modified and amended, the Employment Agreement shall otherwise remain in full force and effect and shall not be affected by this Amendment.

          IN WITNESS WHEREOF, Employer and Employee have executed this Amendment on the date set forth below opposite each such party's signature, but effective as of September 2, 1995.



                                 EMPLOYER:

                                 THE BANK OF NASHVILLE

Date: August 11, 1995            By:/s/ Joan B. Marshall
      ---------------               ---------------------------------
                                    Joan B. Marshall, Vice President and
                                    Corporate Secretary

                                 EMPLOYEE:

Date: August 11, 1995            /s/ Mack S. Linebaugh, Jr.
      ---------------            ----------------------------------
                                 Mack S. Linebaugh, Jr.


                                      -2-

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                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is dated this 2nd day of September, 1992, and is by and between THE BANK OF NASHVILLE (hereinafter referred to as the "Employer"), a corporation formed under the laws of the State of Tennessee, and MACK S. LINEBAUGH, JR. (hereinafter referred to as the "Employee").

           Employer and Employee hereby agree as follows:

          1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

          2. TERM. Subject to the provisions hereof, and the faithful performance by Employee of his employment, as herein defined, the term of Employee's employment hereunder shall commence on September 2, 1992, and shall continue thereafter for a period of one year (hereinafter referred to as the "Term" with the end of each Term being referred to as an "Anniversary Date"). Employer may renew this contract upon proper notice to Employee for up to two (2), one-year renewal periods provided the compensation will be maintained at least at the initial level and shall be negotiated further as described below. The Employer, through the Secretary to its Board of Directors, must notify Employee thirty
               (30) days prior to the expiration hereof of its decision to renew or its reasons for not renewing, if for cause, as defined in
               Section 11.


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          3.   COMPENSATION.

               (a) Base Salary. As compensation for the services to be rendered by Employee during the period of his employment hereunder, and upon the condition that Employee shall fully and faithfully keep and perform all of the terms and conditions hereof, Employer shall pay Employee a salary of $160,000.00, less income tax and social security withholdings and other deductions for employee benefits applicable to other employees of Employer ("Salary"). Such Salary shall be payable in 24 equal installments paid on the 15th and last day of each month. The Salary shall be subject to periodic review and revision by the Board of Directors of the Employer but shall not be decreased during the term of employment hereunder.

               (b) Participation in Benefits Plans. Employee shall receive all other benefits generally offered to other employees of the Employer ("Benefits").

               (c) Incentive Compensation. In addition to Salary, Employee shall be entitled to receive such bonus or incentive compensation payments as the Board of Directors in its sole discretion may determine from time to time.

               (d) Stock Options. Employee shall receive as additional compensation stock options to purchase 20,000 shares of common stock of the Employer for a cash purchase price of $6.00 per share which is equal to the market price of the common stock of the Employer on the date of the grant. The date of the grant shall be the date of this Agreement. The right to exercise the stock option

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shall vest as to 10,000 shares immediately, as to 5,000 shares on September I,
1993 and as to the remaining 5,000 shares on September 1, 1994. The vesting of the options is conditioned upon Employee being employed by Employer or its successor on the vesting date.

     All options may be exercised in increments or in whole at any time until August 31, 2002.

     (i) Reservation of Stock. The Employer covenants that while the option is exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this option.

     (ii) Protection Against Dilution. In any of the following events, occurring hereafter, appropriate adjustment shall be made in the number of shares deliverable upon the exercise of this option or the price per share to be paid so as to maintain the proportionate interest of the option holder: (a) recapitalization of the Employer through a split-up of the outstanding shares of the common stock or a combination of the outstanding shares into a lesser number; (b) declaration of a dividend on the common stock of the Employer, payable in common stock or securities convertible into common stock; (c) issuance of common stock at less than the price per share payable upon the exercise of this option, or issuance of securities carrying conversion privileges or bearing stock purchase options for common stock at more favorable terms than provided by this option.

     (iii) Merger. If the Employer, or any successor, shall be consolidated or merged with another corporation, or substantially all of its assets shall be sold to another corporation in exchange for stock with the view to distributing such stock to its shareholders, each share of stock purchasable by this option shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one share of common stock of this Employer, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof. If all or substantially all of Employer or any successor shall be sold for cash then all invested options shall vest and Employee may immediately exercise such options.

     (iv) Shareholder's Rights. Until the valid exercise of this option, the holder hereof shall not be entitled to any rights of a shareholder, but immediately upon the exercise of this option and upon payment as provided herein, the holder hereof shall be deemed a record holder of the common stock.


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          (e)  Incentive Phantom Stock Plan.  Employer shall grant employee
60,000 Phantom Stock Appreciation Rights pursuant to Employers Incentive Phantom Stock Appreciation Rights Plan. The Date of Grant shall be January l, 1993.

          (f) Continuation. This Agreement shall not be deemed abrogated or terminated if the Board~of Directors or shareholders of Employer shall determine to increase the compensation of Employee for any period of time.

          4. DUTIES. Employee is engaged as the President and Chief Executive Officer of Employer, to render services in such capacity which are consonant with the position of President and Chief Executive Officer. In addition, Employee shall perform such other duties as are reasonably required of him by Employer in his capacity as an executive employee. The precise services of Employee may be extended or curtailed, from time to time, at the direction of Employer as long as Employee continues to serve as the Chief Executive Officer with such duties as are consistent with those of a Chief Executive Officer. If Employee is elected or appointed an officer and/or director of Employer during the term of this Agreement, Employee shall serve in such capacity or capacities without further compensation.

          5. UNAUTHORIZED DISCLOSURE. During the period of his employment hereunder, Employee shall not, without the prior written consent of the Board of Directors, disclose to any person, other than a person to whom disclosure is necessary or appropriate in connection with the performance by Employee of his duties as an

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officer of the Employer, any confidential information obtained by HIM WHILE IN the employ of the Company with respect to any of the Employer's products, improvements, designs or styles, processes, customers, methods of marketing or distribution, systems, procedures, plans, proposals, or policies the disclosure of which he knows, or should have reason to know, could be damaging to the Employer; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employer. Following the termination of employment hereunder, the Employee shall not disclose any confidential information of the type described above except as may be required in the opinion of the Employee's counsel in connection with any judicial or administrative proceeding or inquiry.

          6. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of Employer. Employer shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an account of such expenditures, setting forth the purposes for which incurred, and the amounts thereof, together with such receipts showing payments as Employee has reasonably been able to obtain.

          7. VACATIONS. Employee shall be entitled each year to a reasonable vacation or vacations, consistent with Employer's vacation policy, during which time his compensation shall be paid

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in full. Each such vacation shall be taken during a period mutually satisfactory to both Employer and Employee hereunder.

          8. EXTENT OF SERVICES. Employee agrees to perform his services efficiently, to the best of his ability, and to Employer's reasonable satisfaction. Employee agrees that throughout the Term of this Agreement, he will devote Substantially all of his time, care, attention, and efforts to Employer's business. Employee agrees that throughout the Term of this Agreement he will not be engaged or interested in any other business activity which competes with Employer, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Employee is permitted to engage in or become interested in the businesses and activities enumerated in Schedule 1 annexed hereto, provided that his interest or involvement therein does not otherwise violate any other term or provisions of this Agreement other than the preceding sentence of this Section 8. Employee agrees that all of his activities as an employee shall be in conformity with all present and future policies, rules, regulations and reasonable directions of Employer.

          9. INTELLECTUAL PROPERTY. All right, title and interest of every kind and nature whatsoever in and to any intellectual property, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties furnished to Employer during the Term, and/or used in connection with any of Employer's activities, or written or created by Employee, or with which Employee is connected in the performance of his services hereunder,

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shall as between the parties hereto be, become, and remain the sole and exclusive property of Employer for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced, or disclosed by Employee or any other party, and Employee shall have no right, title or interest of any kind or Pasture therein or thereto, or in and to any results and proceeds therefrom. Employee agrees, during and after the Term hereof, to execute any and all documents and agreements which Employer may deem necessary and appropriate to effectuate the provisions of this Section 9. the provisions of this Section 9 shall survive the expiration or termination, for any reason, of this Agreement and of Employee's employment.

          10. DEATH DURING EMPLOYMENT. If Employee dies during the Term of his employment, Employer shall pay to the estate of Employee the compensation which would otherwise be payable to Employee up to the end of the month in which his death occurs.

          11. TERMINATION OF AGREEMENT. Should any of the following events occur, Employer may, at its election, terminate this Agreement by giving written notice thereof to Employee, which such notice shall be effective immediately:

               (a) Employee is physically or mentally incapacitated either for a period of sixty (60) consecutive days, or for a total of ninety (90) days in any twelve month period and is unable to perform the essential functions of his job with or without reasonable accommodations.

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               (b) Employee conducts himself in a manner substantially
          detrimental to Employer, and constitutes on the part of the Employee personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties of the Chief Executive Officer of the Employer, willful violation of any law, governmental rule or regulation (other than traffic violations of similar offenses) or final cease and desist order, or material breach of this Agreement or for any of the reasons set forth in 12 USC section 1818(e) and (g), determined on a reasonable basis.

               (c) Employee competes, in a manner prohibited by this Agreement, with Employer during the Term hereof.

               (d) Employee is convicted of a misdemeanor involving dishonesty or breach of trust or is convicted of any felony.

               (e) Employee engages in the illegal usage of any drug.

               (f) Any state or federal regulatory agency or court of competent jurisdiction issues an order requiring Employee's removal from any duties or responsibilities for Employer.

     Termination or any other disciplinary actions for any of the reasons stated in this Section ll shall be deemed to be "for cause." In the event Employer terminates or otherwise reduces the total value of Employee's Salary and Benefits "for cause," Employer shall pay Employee the compensation and benefits which would otherwise be payable to Employee up to the end of the month in which the termination or disciplinary action occurs. However, should Salary and Benefits be reduced for all employees with

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Employee's concurrence as a Board member, the reduction shall not invoke this provision.

     If the contract is not renewed as provided in Section 2 or Employer reduces Employee's Salary or Benefits for reason other than cause, then the Employer shall pay Employee within 30 days of notice from Employee to the Secretary of the Board of Directors of the Bank a lump sum equal to six (6) months Salary then being paid plus any Salary then due. Such payments will be conditioned, at the Employer's option, upon the Employee's continuation of his employment for 60 days after notice with full Salary and Benefits, which shall be in addition to the lump sum payment made thereafter. Employee will vacate the premises of the Employer the last business day of the month in which such lump sum payment is made.

     The Employee may terminate his employment hereunder (i) at any time if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, or (ii) upon sixty (60) days written notice for any other reason.

     12. COMPETITION DURING AND AFTER TERM. Employee agrees that during his employment hereunder, and for a period of six (6) additional months if a payment of the lump sum amount referred to in Section 11 has been made, he will not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow his name to be used by, or establish, engage in, or become interested in any business, trade or occupation in substantial

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competition with the principal business being conducted by employer, in any banking market of Employer where Employee has been principally stationed, and in which Employer's business is presently being conducted, as long as Employer, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. Notwithstanding the preceding sentence, Employee shall be allowed to engage in or be interested in the businesses and activities enumerated in Schedule 1 annexed hereto, provided that his interest or involvement therein does not otherwise violate any other term or provision of this Agreement other than the preceding sentence of this Section
12. Employer and Employee acknowledge that during the Term of Employee's employment, Employee will acquire special knowledge and/or skill that he can effectively utilize in competition with Employer.

     Employee agrees that the remedy at law for any breach by him of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. The parties hereto intend that the covenants contained in this Section 12 shall be deemed to be a series of separate covenants, one for each county of each state where Employer does business and Employee has been

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stationed. If, in any judicial proceeding, a court shall refuse to enforce any or all of the separate covenants deemed included in such ACTION, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Furthermore, if in any judicial proceeding a court shall refuse to enforce any covenant by reason of the duration or extent thereof, such covenant shall be construed to have only the maximum duration or extent permitted by law.

     13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, addressed as follows:

         If to Employer:                The Bank of Nashville
                                        401 Church Street
                                        Nashville, Tennessee 37219
                                        ATTN: Corporate Secretary

         If to Employee:                Mack S. Linebaugh, Jr.
                                        400 Wilsonia Drive
                                        Nashville, Tennessee 37205

The persons and addresses to which mailings may be made may be changed from time to time by a notice mailed as aforesaid.

     14. ACKNOWLEDGMENT OF PECULIAR VALUE OF SERVICES. The Employer and Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the parties hereby agree and consent that the other shall be

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entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

     15. WAIVER OF BREACH. No provisions of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing signed by Employee and the Employer. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     16. ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided for herein. Without limiting the generality of the foregoing, Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Employer shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     17. ENTIRE AGREEMENT AND MODIFICATION. This instrument contains the entire agreement of the parties hereto, and supersedes any and all prior agreements, arrangements or understandings between the parties hereto relating to the subject matter hereof.

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This Agreement may not be modified, changed, or terminated by the parties hereto, unless such modification, change or termination is expressly agreed in writing by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 28th of September, 1992.


                                          EMPLOYER:

                                          THE BANK OF NASHVILLE

                                          By:/s/ Joan B. Marshall
                                               -------------------------------
                                                Joan B. Marshall, Corporate
                                                  Secretary

                                          EMPLOYEE:

                                          /s/ Mack S. Linebaugh, Jr.
                                             ---------------------------------
                                              Mack S. Linebaugh, Jr.

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                                   SCHEDULE 1

                               Hawkins Properties


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